Exhibit 3.2
LEXINGTON STRATEGIC ASSET CORP.
a Delaware corporation
BYLAWS
As adopted on August 24, 2005

LEXINGTON STRATEGIC ASSET CORP.
BYLAWS
ARTICLE I STOCKHOLDERS
          Section 1.1 Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose will be held at such place, within or without the State of Delaware, as may be designated from time to time by the Board of Directors (the “Board”) of Lexington Strategic Asset Corp. (the “Corporation”) or, in the absence of a designation by the Board, by the Chairman of the Board or the Chief Executive Officer of the Corporation, and stated in the notice of meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that meetings of the stockholders will not be held at any place, but may instead be held by means of remote communications, subject to those guidelines and procedures as the Board may adopt from time to time. The Board or the Chairman of the Board may postpone any previously scheduled annual or special meeting of the stockholders.
          Section 1.2 Annual Meeting. An annual meeting of the stockholders will be held on such date and at such time in each fiscal year of the Corporation as shall be designated from time to time by the Board. At the annual meeting, the stockholders will elect directors of the Corporation and transact any other business as may properly be brought before the meeting in accordance with these Bylaws.
          Section 1.3 Special Meetings. Special meetings of the stockholders may be called by (a) a majority of the Board, (b) the Chairman of the Board, (c) the Chief Executive Officer of the Corporation, or (d) the holder or holders of 25% or more of the outstanding capital stock of the Corporation entitled generally to vote in the election of directors. Any notice for a special meeting of the stockholders delivered by stockholders pursuant to the preceding sentence shall include the information required pursuant to Section 1.10(b). Special meetings of holders of the outstanding Preferred Stock, par value $0.0001 per share, of the Corporation (the “Preferred Stock”), if any, may be called in the manner and for the purposes provided in the applicable Certificate of Designation (as defined in the Corporation’s Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”).
          Section 1.4 Notice of Annual or Special Meetings. Written notice of every meeting of the stockholders, stating the place, if any, date, and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by the Delaware General Corporation Law (the “DGCL”). Written notice of every meeting of stockholders shall be given by personal delivery or by mail or by electronic communication to the extent permitted by the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If electronically transmitted, such notice shall be deemed given when directed to an electronic mail address at which the stockholder has consented to receive notice. Confirmation of receipt will not be required.
          Section 1.5 Quorum. Except as otherwise provided by the DGCL, by the Certificate of Incorporation, or in a Certificate of Designation, the holders of a majority of the shares issued and outstanding and entitled to vote at such meeting, present in person or by means of remote communication or represented by proxy, will constitute a quorum at any meeting of the stockholders for the transaction of business at a meeting of the stockholders. If, however, a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote at that meeting of stockholders, present in person or by means of remote communication or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. The stockholders present at a meeting duly called or held at which a quorum was present may continue to do business until adjournment, notwithstanding the withdrawal of stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
          Section 1.6 Inspectors. The Board may appoint one or more inspectors of election, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act as judges of the voting and to make a written report thereof and to determine those entitled to vote at any meeting of the stockholders, or at any adjournment thereof, in advance of the meeting and in accordance with the DGCL. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting may appoint one or more substitute inspectors.
          Section 1.7 Voting; Proxies. (a) Except as otherwise provided by the DGCL, the Certificate of Incorporation or in any Certificate of Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person, by proxy or by means of remote communication, subject to those guidelines and procedures as the Board may adopt from time to time. Every proxy must be in a form permitted under the DGCL, including in writing or pursuant to the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, and filed with the Secretary of the Corporation. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing or pursuant to the transmission of a telegram, cablegram, or other means of electronic transmission revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the DGCL, the Certificate of Incorporation or any Certificate of Designation, or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by means of remote communication or represented by proxy at such meeting shall so determine otherwise. Every vote taken by written ballot shall be counted by one or more inspectors of election. When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the stock that has voting power present in person or by means of remote communication or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which a different vote is required pursuant to the provisions of the DGCL, the Certificate of Incorporation, a Certificate of Designation or these Bylaws, in which case such provision shall govern and control the decision of such question.
          (b) Except as otherwise provided by the Certificate of Incorporation or in any Certificate of Designation, directors will be elected by a plurality of the votes of the shares present in person or by means of remote communication or represented by proxy at the meeting and entitled to vote on the election of directors.
          (c) Whenever pursuant to the DGCL, the Certificate of Incorporation or any Certificate of Designation, shares of the Corporation’s capital stock are not eligible to vote on any matter or disqualified from voting thereon, they will not be considered outstanding for purposes of the determination of a quorum, or the required vote to approve action upon any matter.
          Section 1.8 List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who has charge of the stock ledger to prepare and make, at least 10 days before the meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by the DGCL.
          Section 1.9 Order of Business. (a) The Chairman of the Board, or such officer of the Corporation designated by a majority of the Board, will call meetings of the stockholders to order and will act as the chairperson thereof. Except as otherwise provided by the DGCL or the Certificate of Incorporation or unless otherwise determined by the Board prior to the meeting, the chairperson of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of the meeting, including without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders’ meeting, by ascertaining whether any stockholder or the stockholder’s proxy may be excluded from any meeting of the stockholders based upon any determination by the chairperson, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings at the meeting of the stockholders and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.
          (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board or the Board in accordance with these Bylaws, (ii) otherwise properly brought before the meeting by the chairperson or by or at the direction of a majority of the Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with Section 1.10 of these Bylaws.
          (c) At a special meeting of stockholders, only such business may be conducted or considered as is set forth in the notice of the meeting given pursuant to Section 1.4.
          (d) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with these Bylaws will be made by the chairperson of such meeting. If the chairperson determines that any business is not properly brought before such meeting, he or she will so declare to the stockholders present at the meeting and any such business will not be conducted or considered.
          Section 1.10 Stockholder Notices For New Business. (a) For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (i) be entitled to vote at such meeting, and (ii) have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders; provided, however, that in the event that (i) there was no annual meeting held during the prior year or (ii) the annual meeting is called for a date that is not within 30 calendar days before or after the anniversary of the prior year’s annual meeting, in order to be timely notice by the stockholder must be so received not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the tenth calendar day following the day on which public announcement was first made of the date of the annual meeting. In no event will the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. For purposes of the foregoing, the date on which the Corporation first mailed its proxy materials to stockholders will be the date so described in such proxy materials. For purposes of this Section 1.10 and Section 2.6(b), “public announcement” means disclosure in a press release reported by a national news service or otherwise published by the Corporation in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or furnished to stockholders.
          (b) A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (or special meeting pursuant to Section 1.3), (i) a description in reasonable detail of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder of record proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and/or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made; (iv) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business; (v) a description of all arrangements or understandings among such stockholder, the beneficial owner on whose behalf the notice is given and any other person or persons (including their names) in connection with the proposal of such business of such stockholder and any material interest of such stockholder in such business; and (vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting. Notwithstanding the foregoing provisions of this Section 1.10(b), a stockholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10(b). Nothing in this Section 1.10(b) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
          Section 1.11 Adjourned Meetings and Notice of Same. Any meeting of stockholders, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum (except as provided in Section 1.5) no other business may be transacted at the meeting. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 60 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date, and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.
          Section 1.12 Participation in Meetings by Remote Communications. If authorized by the Board, and subject to such guidelines and procedures as the Board may from time to time adopt, stockholders and proxy holders not physically present at a meeting of stockholders may participate in such meeting by means of remote communications, so long as all stockholders or proxy holders participating in the meeting can read or hear the proceedings of the meeting substantially concurrently with such proceedings.
ARTICLE II DIRECTORS
          Section 2.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not prohibited by the DGCL or by the Certificate of Incorporation or by these Bylaws or required by the DGCL or by the Certificate of Incorporation or by these Bylaws to be exercised or done by the stockholders.
          Section 2.2 Number; Election and Term of Office. Subject to the rights, if any, of any series of Preferred Stock to elect additional directors under circumstances specified in a Certificate of Designation, the authorized number of directors shall be fixed by resolution of the Board. Except as provided in Section 2.5, the directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office for a term expiring at the next annual meeting of stockholders and until his or her successor is elected and qualified, except as otherwise required by the DGCL. Any reduction of the authorized number of directors may not remove any director prior to the expiration of that director’s term of office, unless, at the time of such decrease, there shall be vacancies on the Board that are being eliminated by such reduction.
          Section 2.3 Committees. (a) The Board shall appoint from among its members an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board may establish such other committees as the Board may deem appropriate. Each committee shall consist of one or more directors of the Corporation and each shall have such powers and duties as the Board may confer pursuant to the DGCL and each committee’s respective charter. Each committee of the Board will serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of the committee.
          (b) Unless otherwise prescribed in any resolution from time to time adopted by the Board, a majority of the members of any committee of the Board is a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of that committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by such committee.
          Section 2.4 Removal and Resignation. Any director may be removed, only for cause, by the Board at any time. Any director may resign by giving notice in writing or by electronic transmission to the Corporation. Unless the notice specifies a later time, the resignation will be effective when notice is given. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
          Section 2.5 Vacancies and New Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Certificate of Designation and except as provided in the Certificate of Incorporation, a vacancy or vacancies in the Board exists in case of the death, resignation or removal of any director, or if the authorized number of directors is increased or if the stockholders fail, at any annual or special meeting of stockholders at which any directors are elected, to elect the full authorized number of directors to be elected at that meeting. Vacancies in the Board may be filled by a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. Any director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.
          Section 2.6 Nominations of Directors; Election. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Certificate of Designation, only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of stockholders as directors of the Corporation.
          (a) Nominations of persons for election as directors of the Corporation may be made only at an annual meeting of stockholders (i) by or at the direction of the Board, (ii) by any stockholder of record who is entitled to vote for the election of directors at such meeting and who complies with the procedures set forth in this Section 2.6 or (iii) pursuant to the notice of the annual meeting. Nominations of persons for election as directors of the Corporation may be made at a special meeting of stockholders (i) by or at the direction of the Board, (ii) provided that the Board has determined that directors will be elected at the meeting, by any stockholder of record who is entitled to vote for the election of directors at such meeting and who complies with the procedures set forth in this Section 2.6 or (iii) pursuant to the notice of the special meeting. All nominations by stockholders must be made pursuant to timely written notice to the Secretary.
          (b) (i) In the event of an annual meeting of stockholders, to be timely, a stockholder’s notice must be in writing and delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the anniversary date of the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders. However, if an annual meeting was not held during the prior year or if the annual meeting is called for a date that is not within 30 calendar days before or after the anniversary of the prior year’s annual meeting, notice by the stockholder in order to be timely must be so received no later than the close of business on the later of (a) 90 calendar days prior to the annual meeting or (b) the tenth calendar day following the first public announcement of the date of the annual meeting. In no event will the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. For purposes of the foregoing, the date on which the Corporation first mailed its proxy materials to stockholders will be the date so described in such proxy materials. (ii) In the event of a special meeting of stockholders, to be timely, a stockholder’s notice must be in writing and delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting; provided, however, that if the public announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made less than 60 calendar days prior to the date of the special meeting, a stockholder notice must be received no later than the close of business on the tenth calendar day following the first public announcement of the date of the special meeting.
          (c) To be in proper written form, such stockholder’s notice must set forth or include: (i) the name and address, as they appear on the Corporation’s books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and/or series and number of shares of capital stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission under the Exchange Act had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected. At the request of the Board, any person nominated by the Board for election as a director must furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. The chairperson of the meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Section 2.6(c), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws.
          (d) Notwithstanding anything in these Bylaws to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 60 calendar days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders, a stockholder’s notice required by these Bylaws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement was first made by the Corporation.
          Section 2.7 Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.
          Section 2.8 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer of the Corporation or by a majority of the Board and notice will be deemed given to each director by whom such notice is not waived, if it is given 24 hours before the start of the meeting (i) in person, (ii) by facsimile telecommunication, when directed to a number at which the director has consented to receive notice, (iii) by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice, or (iv) by other similar medium of communication, or if it is given 72 hours before the start of the meeting by mail, when deposited in the United States mail, postage prepaid, and when directed to an address to which the director has consented to receive notice. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.
          Section 2.9 Quorum. At all meetings of the Board, a majority of the Board will constitute a quorum. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present will be regarded as the act of the Board, unless a greater number is required by the DGCL or by the Certificate. If a quorum is not present at any meeting of the Board, the directors present at the meeting may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum was present may continue notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for the meeting.
          Section 2.10 Participation in Meetings by Remote Communications. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in the meeting can hear one another, and such participation in a meeting will constitute presence in person at the meeting.
          Section 2.11 Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place will be given prior to the time of the adjourned meeting to the directors that were not present at the time of adjournment.
          Section 2.12 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes or proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
          Section 2.13 Compensation. The Board may establish such compensation for, and reimbursement of the expenses of, members of the Board and committees of the Board, as the Board may determine.
ARTICLE III OFFICERS
          Section 3.1 Officers. The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer. At the discretion of the Board, the Corporation may also have a General Counsel, one or more Vice Presidents and other officers as may be determined by the Board and as otherwise appointed in accordance with Section 3.3. Each officer shall have the authority and will perform those duties as are customarily incident to the office in which the officer serves, or as otherwise set forth in a resolution adopted by the Board. Any number of offices may be held by the same person. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any director of the Corporation.
          Section 3.2 Election. The officers of the Corporation, except those officers as may be appointed by the Chief Executive Officer of the Corporation pursuant to Section 3.3, shall be elected by the Board. Each officer shall serve at the pleasure of the Board, and will hold office until his or her successor is elected and qualified or until his or her earlier resignation, retirement, removal or death.
          Section 3.3 Subordinate Officers. The Board may appoint, and may empower the Chief Executive Officer to appoint, such Assistant Secretaries, Assistant Treasurers and other officers and agents as the Board or the Chief Executive Officer shall deem necessary or proper in the conduct of the affairs of the Corporation with such designations, titles, seniority, duties and responsibilities as the Board or the Chief Executive Officer shall deem advisable. All officers appointed by the Board or the Chief Executive Officer shall perform their duties under the direction of the Chief Executive Officer and shall receive compensation as from time to time fixed by the Chief Executive Officer and shall hold their offices at the pleasure of either the Chief Executive Officer or the Board. The Chief Executive Officer shall report appointments of officers pursuant to this Section 3.3 to the Board.
          Section 3.4 Authority and Duties. Each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board or by the Chief Executive Officer.
          Section 3.5 Compensation. The compensation of all elected officers of the Corporation shall be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Corporation to an officer of the Corporation.
          Section 3.6 Removal and Resignation. Any officer may be removed, either with or without cause, by the Board at any time. Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
          Section 3.7 Vacancies. A vacancy in any office because of death, resignation or removal shall be filled as provided in these Bylaws.
ARTICLE IV STOCK
          Section 4.1 Certificates. Certificates representing shares of stock of the Corporation will be in such form as is determined by the Board or a committee thereof, subject to applicable legal requirements. Each certificate will be numbered and its issuance recorded in the books of the Corporation and each certificate will exhibit the holder’s name and the number of shares and will be signed by, or in the name of, the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may also be signed by, or bear the facsimile signature of, any properly designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon the certificates may be facsimiles, engraved or printed. The certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be an officer at the time certificates are issued and delivered.
          Section 4.2 Classes of Stock. The designations, preferences and relative participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.
          Section 4.3 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law, and as provided in the Certificate of Incorporation and in these Bylaws. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares transferable hereunder, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation to issue, or cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the prior certificate and record the transaction upon its books. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
          Section 4.4 Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the record holder of shares represented by such lost, stolen or destroyed certificate or certificates to provide the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.
          Section 4.5 Record Dates. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which in the case of an annual meeting or a special meeting of the stockholders called by the Chairman of the Board, the Chief Executive Officer or the majority of the Board will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for any adjourned meeting.
          (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

          (c) The Corporation will be entitled to treat the person in whose name any certificate representing shares of stock of the Corporation is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.
ARTICLE V NOTICES
          Section 5.1 General. Whenever by law or pursuant to the provisions of the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his, her or its address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by overnight courier, telephone, form of electronic transmission or as may otherwise be permitted by these Bylaws. Notice to a stockholder may also be given by a form of electronic transmission consented to by the stockholder. Notice by overnight courier will be deemed to be given one business day after being dispatched; notice by telephone will be deemed to be given when given personally; notice by facsimile telecommunication will be deemed to be given when directed to a number at which the director or stockholder has consented to receive notice; notice by electronic mail will be deemed to be given when directed to an electronic mail address at which the director or stockholder has consented to receive notice; notice by posting on an electronic network, together with separate notice to the director or stockholder of such specific posting, will be deemed to be given upon the later of (a) such posting, and (b) the giving of such separate notice; and notice by any other form of electronic transmission will be deemed to be given when directed to the director or stockholder by the means and at the location at which the director or stockholder has consented to receive notice.
          Section 5.2 Waiver. Whenever any notice is required to be given by the DGCL or pursuant to the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice or such person’s duly authorized representative, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VI INDEMNIFICATION
          Section 6.1 Indemnification. The Corporation shall indemnify its directors, executive officers and employees to the fullest extent permitted by the DGCL and may, if and to the extent authorized by the Board, so indemnify any other person whom it has the power to indemnify against any liability, expense or other matter whatsoever.
          Section 6.2 Additional Indemnification Rights. The rights of indemnification provided for in this Article VI shall be in addition to any rights to which any such director, officer or employee may be entitled under any agreement, vote of stockholders, the Certificate of Incorporation, or as a matter of law or otherwise.
          Section 6.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any of its affiliates or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.
ARTICLE VII OTHER PROVISIONS
          Section 7.1 Inspection of Bylaws. Upon the written request of any stockholder, the Corporation shall furnish to such stockholder a copy of these Bylaws as amended to date.
          Section 7.2 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders, the Board, and any committee of the Board, and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.
          Section 7.3 Fiscal Year. The fiscal year of the Corporation will be fixed from time to time by the Board.
          Section 7.4 Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
          Section 7.5 Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded and the day of the event will be included.
          Section 7.6 Securities of Other Corporations. The Chief Executive Officer, the President or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, and take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy or consent with respect to any such securities.
          Section 7.7 Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

          Section 7.8 References. Whenever in these Bylaws the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.
ARTICLE VIII AMENDMENTS
     Except as otherwise provided by the DGCL or the Certificate of Incorporation, these Bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (b) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.

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